Exhibit 10.108

TRANSAMERICA RETIREMENT SOLUTIONS CORPORATION

NONQUALIFIED DEFERRED COMPENSATION

PLAN DOCUMENT

This Plan is to be used in conjunction with the

Transamerica Retirement Solutions Corporation

Nonqualified Deferred Compensation Adoption Agreement

This Plan is an important legal document. You should consult with your attorney on whether or not it accommodates your particular situation, and on its tax and legal implications. Transamerica Retirement Solutions Corporation (“TRSC”) does not and cannot provide legal or tax advice. The Plan Document and Adoption Agreement are intended purely as specimen documents for use by you and your attorney. TRSC can give no assurance that any Employer’s Nonqualified Deferred Compensation arrangements will meet all applicable Internal Revenue Service (“IRS”) and Department of Labor (“DOL”) requirements.

ARTICLE 1. – INTRODUCTION

Whereas, the Employer wishes to establish a nonqualified employee retirement plan (the “Plan”) solely to provide deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, effective January 1, 2005, and

Whereas, the Plan is intended to comply with section 409A of the Internal Revenue Code, as amended (the “Code”) and regulations thereunder, and

[If this is an amendment, restatement, and continuation of an existing plan, the following shall apply:

Whereas, the following provisions constitute an amendment, restatement, and continuation of the Prior Plan, and

Whereas, amounts that were Earned and Vested under the Prior Plan as of December 31, 2004, including earnings thereon, shall be considered Grandfathered Amounts, and thereby, exempt from the requirements under Code section 409A, and amounts that are earned or vested under this Plan after December 31, 2004, including earnings thereon, shall be subject to the requirements under Code section 409A.]

Whereas, the Employer has determined that pursuant to the laws of the Employer’s state, it may establish such a Plan, and

Whereas, the Employer wishes to provide that the Plan to be established under this Agreement shall have the name specified in Section 3 of the Adoption Agreement, and

Whereas, the Employer wishes to provide under the Plan that the Employer shall pay the entire cost of vested accrued benefits from its general assets and/or assets set aside in a grantor trust by the Employer to meet its obligations under the Plan, and

Whereas, the Employer intends that the assets of the Plan and, if applicable, the Trust shall at all times be subject to the claims of the general creditors of the Employer,

Now therefore, the Employer does hereby establish the Plan as follows, and does hereby agree that the Plan shall be structured, held and disposed of as follows:

ARTICLE 2. – DEFINITIONS

2.1	“401(k) Deferrals” means for purposes of the Adoption Agreement, an election to defer Compensation under the 401(k) Plan.

2.2	“401(k) Plan” means the qualified cash or deferred arrangement of the Employer.

2.3

“Adoption Agreement” means the Adoption Agreement executed by the Employer and submitted to Transamerica Retirement Solutions Corporation The Adoption Agreement shall be considered to be a part of this Plan.

2.4	“Age” means age at the most recent birthday.

2.5

“Annual Sub-Account” means a bookkeeping account under a Calendar Year Plan established and maintained by the Employer to which (1) Salary Reduction Contributions, (2) Matching Contributions, (3) Nonelective Employer Contributions, and (4) Performance-Based Compensation for a Plan Year shall be credited to each respective Annual Sub-Account.

2.6	“Beneficiary” shall have the meaning set forth in Section 7.1.

2.7	“Board” means the Employer’s Board of Directors or Board of Trustees, as applicable.

2.8

“Calendar Year Plan” means a Plan under which the Employer establishes and maintains a Participant’s Account on behalf of each Eligible Employee’s Annual Sub-Accounts which include, if applicable, but are not limited to a (1) Salary Reduction Contribution Account, (2) Performance-Based Compensation Contribution Account, (3) Matching Contribution Account, and (4) Nonelective Employer Contribution Account to which (1) Salary Reduction Contributions, (2) Performance-Based Compensation Contributions, (3) Matching Contributions, and (4) Nonelective Employer Contributions shall be credited to each respective Annual Sub-Account.

2.9

“Claimant” means a Participant (or in the case of the Participant’s death, the Participant’s Beneficiary or Beneficiaries) who makes a written application to the Plan Administrator for benefits that he or she believes are due under the Plan.

2.10	“Code” means the Internal Revenue Code of 1986, as amended.

2.11

“Compensation” means amounts so elected by the Employer (or if applicable, Company) in the Adoption Agreement that are payable to an Eligible Employee (of if applicable, Eligible Director or Independent Contractor) for services rendered to the Employer (or if applicable, Company), including but not limited to wages, salary, bonuses, overtime, commissions, and other remuneration that is reportable to the Federal government, or which would be reportable if it were not deferred under this Plan. Compensation shall be based on amounts paid during that portion of the Plan Year in which the Eligible Employee (or if applicable, Eligible Director or Independent Contractor) is a Participant

in the Plan. Compensation must be earned in the Plan Year in which any amount of such Compensation is credited to a Participant’s Account.

2.12

“Company” means the entity designated as the Employer in Section 1 of the Adoption Agreement. For purposes of this Plan, references to Employer shall mean Company, unless the context clearly indicates otherwise.

2.13

“Deferral Agreement” means an election by an Eligible Employee to (1) make a Salary Reduction Contribution and/or (2) specify a time of distribution for Salary Reduction Contributions or Employer Contributions made on his or her behalf, as so elected by the Employer in the Adoption Agreement. A Deferral Agreement to make a Salary Reduction Contribution must be made prior to the end of the Election Period preceding the close of the Taxable Year preceding the Taxable Year in which Compensation subject to the Salary Reduction Contribution is earned. A Deferral Agreement must specify the time and the form of distribution as permitted by the election of the Employer in the Adoption Agreement. Changes to a Deferral Agreement may be made, but only before the Deferral Agreement becomes irrevocable, which is generally the last day of a Participant’s Taxable Year. The Participant must also list his or her designated Beneficiary or Beneficiaries as described in Article 7.

2.14

“Deferred Compensation” means the amount of Compensation that the Participant elects to defer under the Deferral Agreement and that the Participant and the Employer mutually agree shall be deferred in accordance with the Plan, if any, and the amount of any Employer Contributions, if any, made on behalf of the Participant.

2.15	“Disability” or “Disabled” means:

(a)

A Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s Employer.

(b)	As specified in the Adoption Agreement, a Participant shall be deemed Disabled:

(1)	If determined to be totally disabled by the Social Security Administration;

(2)	In accordance with a disability insurance program sponsored by the Employer, provided the definition of Disability set forth in such insurance program satisfies the requirements of Section 2.15(a); or

(3)	In the Plan Administrator’s sole discretion, provided that the Participant is disabled under Section 2.15(a).

(c)

In the event the determination of Disability is made under Section 2.15(b)(2) or Section 2.15(b)(3), the Plan Administrator shall have the exclusive right of determining, with the assistance of a competent physician, whether a Participant is Disabled. A certificate to that effect executed by the Plan Administrator and supported by the affidavit of an examining physician, shall be sufficient evidence of such fact and may be so accepted by the Plan Administrator without further inquiry, provided that all Participants under similar circumstances shall be treated alike.

2.16

“Earned and Vested” means amounts deferred under the Prior Plan, if any, to which a Participant had a nonforfeitable right to receive as of December 31, 2004. Such amounts are considered Grandfathered Amounts. The term Earned and Vested is only applicable to a plan that is an amendment, restatement, and continuation of a Prior Plan, as indicated in Section 4 of the Adoption Agreement.

2.17

“Effective Date” means the effective date specified in Section 5(a) of the Adoption Agreement for new plans, or Section 5(b) of the Adoption Agreement for a plan that is an amendment, restatement, and continuation of a Prior Plan.

2.18

“Election Period” means the enrollment window(s) designated by the Employer in which a Participant may be permitted to enter into a Deferral Agreement, make a distribution election(s) upon Separation from Service and/or a Specified Time, and make any changes to such election(s).

2.19

“Eligible Director” means the director of the Company who has been chosen by the Board each year, in its sole discretion, to be eligible to participate in the Plan. For purposes of this Plan, references to Eligible Employee shall mean Eligible Director, unless the context clearly indicates otherwise.

2.20

“Eligible Employee” means an individual who is part of a select group of management or highly compensated individuals who performs services for the Employer as an employee and who has been chosen by the Employer each year, in its sole discretion, to be eligible to participate in the Plan. If Eligible Directors and/or Eligible Independent Contractors participate in this Plan in accordance with the Employer’s election in the Adoption Agreement, the term “Eligible Employee” shall also mean such Eligible Directors and/or Eligible Independent Contractors and the term “employment” shall include service as a director or independent contractor unless the context clearly indicates otherwise.

2.21

“Eligible Independent Contractor” means the Independent Contractor of the Company who has been chosen by the Company each year, in its sole discretion, to be eligible to participate in the Plan. For purposes of this Plan, references to Eligible Employee shall mean Eligible Independent Contractor, unless the context clearly indicates otherwise.

2.22

“Employer” means the employer named in Section 1 of the Adoption Agreement and any succeeding or continuing corporation. For purposes of Article 10.2, Employer shall also include all persons with whom the Employer would be considered a single employer under Code sections 414(b) or (c). If Eligible Directors and/or Eligible Independent Contractors participate in this Plan in accordance with the Employer’s election in the

Adoption Agreement, the term “Employer” shall also mean Company unless the context clearly indicates otherwise.

2.23

“Employer Contributions” means Matching Contributions and/or Nonelective Employer Contributions made by the Employer on behalf of a Participant, as so elected by the Employer in the Adoption Agreement.

2.24	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.25

“Evergreen Plan” means a Plan under which the Employer establishes and maintains a Participant’s Account, which may have sub-accounts depending on the Employer’s election, on behalf of each Eligible Employee including, if applicable, but are not limited to a (1) Salary Reduction Contribution Account, (2) Performance-Based Compensation Contribution Account (3) Matching Contribution Account, and (4) Nonelective Employer Contribution Account to which (1) Salary Reduction Contributions, (2) Performance-Based Compensation Contributions, (3) Matching Contributions, and (4) Nonelective Employer Contributions shall be credited.

2.26

“Grandfathered Amounts” means amounts, if any, that were deferred under the Prior Plan and Earned and Vested as of December 31, 2004. Grandfathered Amounts are not subject to the requirements under Code section 409A. The term Grandfathered Amounts is only applicable to a plan that is an amendment, restatement, and continuation of a Prior Plan, as indicated in Section 4 of the Adoption Agreement.

2.27

“Key Employee” means an Eligible Employee treated as a “specified employee” as of his Separation from Service under Code section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of the Company or its affiliates if the Company is a Publicly Traded Company. Key Employees shall be determined in accordance with Code section 409A using an identification date set forth in the Adoption Agreement. A listing of Key Employees as of an identification date shall be effective for the 12-month period beginning on the effective date set forth on the Adoption Agreement.

2.28	“Legally Binding Right” means a nonforfeitable right that cannot be reduced or eliminated within the meaning of Code section 409A and regulations thereunder.

2.29	“Matching Contribution” means an amount contributed by the Employer on behalf of a Participant that elects to make a Salary Reduction Contribution under the Plan.

2.30	“Matching Contribution Account” means a bookkeeping account established by the Employer for each Participant to which Matching Contributions shall be credited.

2.31	“Nonelective Employer Contribution” means an amount contributed by the Employer on behalf of a Participant.

2.32	“Nonelective Employer Contribution Account” means a bookkeeping account established by the Employer for each Participant to which Nonelective Employer Contributions shall be credited.

2.33

“Participant” means any Eligible Employee (or if applicable, Eligible Director or Independent Contractor) selected by the Employer who has elected to participate in the Plan by entering into a Deferral Agreement.

2.34

“Participant’s Account” means a bookkeeping account established and maintained by the Employer to which (1) Salary Reduction Contributions, (2) Matching Contributions, (3) Nonelective Employer Contributions, and (4) Performance-Based Compensation shall be credited. A Participant’s Account includes the Participant’s Annual Sub-Account, if applicable.

2.35

“Performance-Based Compensation” means Compensation a participant will be entitled to upon satisfying organizational or individual performance goals for a performance period that is at least 12 consecutive months. For performance-based compensation elections, a participant is permitted to make deferral elections after the beginning of the taxable year the participant will perform the services, provided that:

•	The participant makes the deferral election on or before the date that is six months prior to the end of the related performance period;

•

The participant performs services continuously from the later of: (i) the beginning of the performance period or (ii) the date the Company establishes the performance criteria, through the date the participant makes the deferral election; and

•

The amount of performance-based compensation that will be earned is not readily ascertainable (e.g., the performance goals are not certain to be achieved at the time the participant makes the deferral election).

Whether or not Compensation is considered Performance-Based Compensation shall be determined under procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

2.36

“Performance-Based Compensation Contribution Account” means a bookkeeping account established by the Employer for each Participant electing to defer all or a portion of his or her Performance-Based Compensation.

2.37	“Performance-Based Compensation Deferral Election” means an election to defer all or a portion of Performance-Based Compensation earned during a service period.

2.38	“Plan” means this plan, as named in the Adoption Agreement.

2.39	“Plan Administrator” means the Employer or other person(s) or entity(ies) appointed by the Employer in accordance with Article 9.

2.40	“Plan Year” means a twelve (12) consecutive month period beginning and ending on the dates specified in the Adoption Agreement.

2.41

“Prior Plan” means a predecessor nonqualified deferred compensation plan, if any, that was in existence as of October 3, 2004 and is named in the Adoption Agreement. The Prior Plan is or is not intended to be subject to Code section 409A depending on the election made by the Employer in the Adoption Agreement. The term Prior Plan is only applicable to a plan that is an amendment, restatement, and continuation of a plan in existence as of October 3, 2004, as indicated in the Adoption Agreement.

2.42	“Publicly Traded Company” means an entity any stock of which is publicly traded on an established securities market or otherwise.

2.43	“Retirement Age” means the age specified in the Adoption Agreement.

2.44

“Salary Reduction Contribution” means an amount of Compensation a Participant elects to defer under his or her Deferral Agreement which shall be deducted from the Participant’s Compensation without reduction for any taxes or withholding (except to the extent required by law or under Code section 409A and regulations thereunder.)

2.45	“Salary Reduction Contribution Account” means a bookkeeping account established by the Employer for each Participant electing to make a Salary Reduction Contribution under the Plan.

2.46	“Separation from Service” means a “separation from service” within the meaning of Code section 409A and regulations thereunder.

2.47

“Specified Time” means the time a Participant’s account may be distributed prior to a Separation from Service. A Participant’s distribution as of a Specified Time shall be null and void upon a Participant’s Separation from Service.

2.48	“Taxable Year” means the Participant’s taxable year.

2.49

“Trust” means the Trust Agreement between the Employer and the Trustees that meets the requirements of a “grantor” trust under Revenue Procedures 92-64 and 92-65 and otherwise meets the requirements under Code section 409A and regulations thereunder.

2.50	“Trustees” means the Trustees named in the Trust and their duly appointed and acting successor Trustee(s) which shall be appointed by the corporation and may consist of one or more persons.

2.51

“Unforeseeable Emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Whether or not a Participant has an Unforeseeable Emergency shall be determined by the Plan Administrator in accordance with Code section 409A and applicable regulations thereunder.

ARTICLE 3. – ELIGIBILITY AND PARTICIPATION

3.1	Eligibility to Participate in the Plan.

(a) (1)

If this Plan is an amendment, restatement, and continuation of the Prior Plan, as indicated in the Adoption Agreement, every Eligible Employee who was a Participant in the Prior Plan immediately prior to the Effective Date shall continue to be an Eligible Employee eligible to participate in this Plan. Each other Eligible Employee shall be eligible to participate in the Plan on the Effective Date. Thereafter, each employee, independent contractor or director shall be eligible to participate in the Plan on the date the Employer, in its sole discretion, determines that such person is an Eligible Employee.

(2)

If this Plan is a new plan, as indicated in the Adoption Agreement, each Eligible Employee shall be eligible to participate in the Plan on the Effective Date. Thereafter, each employee, independent contractor or director shall be eligible to participate in the Plan on the date the Employer, in its sole discretion, determines that such person is an Eligible Employee.

(b)	An Eligible Employee shall become a Participant in the Plan by executing a Deferral Agreement in accordance with procedures established by the Plan Administrator.

3.2.

Re-Employment. A Participant whose employment or service with the Employer is terminated and is subsequently re-employed or re-enters service may become a Participant only if he or she (1) is designated an Eligible Employee by the Employer and (2) elects to participate in the Plan by executing a Deferral Agreement in accordance with procedures established by the Plan Administrator.

3.3

Re-Employment of Previously Eligible Employee. A previously Eligible Employee whose employment or service with the Employer is terminated is subsequently re-employed or re-enters service, may become a Participant only if he or she (1) is designated an Eligible Employee by the Employer, (2) elects to participate in the Plan by executing a Deferral Agreement in accordance with procedures established by the Plan Administrator, and (3) has already taken a complete distribution or has not taken a full distribution but has not accrued any benefit under the plan, except earnings, for a period of 24 months.

3.4

Change in Employment Status. During any period in which a Participant remains in the employ or service of the Employer, but ceases to be an Eligible Employee, he or she shall cease to be a Participant in the Plan.

ARTICLE 4. – ELECTIONS AND CONTRIBUTIONS

4.1	Election to Make Salary Reduction Contributions.

(a)	Deferral Agreement.

(1)

An Eligible Employee may make an irrevocable Deferral Agreement to make a Salary Reduction Contribution in one (1) percent increments, not to exceed the percentage of Compensation specified in the Adoption Agreement, by the end of the Election Period preceding the Taxable Year in which such Compensation subject to the Salary Reduction Contribution is earned.

(2)	Unless otherwise specified in the Adoption Agreement, the Deferral Agreement must specify:

(i)	The time of distribution; and

(ii)	The form of distribution.

(3)	A Deferral Agreement shall be made in accordance with procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

(b)

Timing of Initial Deferral Agreement. If this Plan is a new Plan, and the Eligible Employee is not a participant in another account balance plan of the Employer within the meaning of Code section 409A and regulations thereunder, the Eligible Employee who is eligible to participate in this Plan as of the Plan’s Effective Date may make an initial Deferral Agreement to make a Salary Reduction Contribution within thirty (30) days after the Plan’s Effective Date. Each other Eligible Employee, Re-Employed Employee or Re-Employed Previously Eligible Employee who is not a participant in another account balance elective plan of the Employer within the meaning of Code section 409A and regulations thereunder may make an initial Deferral Agreement to make a Salary Reduction Contribution within thirty (30) days after the date the Eligible Employee first becomes eligible to participate in the Plan. Any such Deferral Agreement must apply only to compensation paid for services performed after the election. In all other cases, the initial Deferral Agreement to make a Salary Reduction Contribution must be made no later than the last day of the Election Period preceding the Taxable Year in which Compensation subject to the Salary Reduction Contribution is earned.

(c)	Frequency of Making a Deferral Agreement after Initial Election.

(1)	If the Employer so elects in the Adoption Agreement, a Participant may elect to make a Salary Reduction Contribution on his or her Deferral Agreement each Plan Year (annual deferral election).

(2)

If the Employer so elects in the Adoption Agreement, a Participant’s Deferral Agreement shall remain in effect such that the Participant will automatically be deemed to have made a Deferral Agreement each Plan Year so long as the Deferral Agreement becomes irrevocable no later than the last day of the Election Period preceding the Taxable Year in which Compensation subject to the Salary Reduction Contribution is earned (carry-forward deferral election).

(i)

The Participant may modify or terminate his or her automatic Deferral Agreement by notifying the Plan Administrator at any time, but any such modification or termination must be made no later than the last day of the Election Period preceding the Taxable Year in which Compensation subject to the Deferral Agreement would have otherwise been earned.

(ii)

The modification or termination of a Participant’s automatic Deferral Agreement shall be made in accordance with procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

(d)

Failure to Make Timely Election. If an Eligible Employee fails to enter into a timely Deferral Agreement, the Eligible Employee shall be deemed to have elected to make no Salary Reduction Contributions for the applicable Plan Year.

(e)

Crediting of Salary Reduction Contributions. Salary Reduction Contributions made by a Participant under this Section 4.1 shall be credited to the Participant’s Account as soon as practicable after the Compensation subject to the Salary Reduction Contribution would have otherwise been paid to the Participant. All Salary Reduction Contributions shall be held as an asset of the Employer.

(f)	Any Deferral Agreement to make Salary Reduction Contributions under this Section 4.1 shall be at all times subject to the rules set forth under Section 4.4.

4.2	Employer Contributions.

(a)	Matching Contributions. If the Employer so elects in the Adoption Agreement, the Employer may make a Matching Contribution as specified in the Adoption Agreement.

(b)

Nonelective Employer Contributions. If the Employer so elects in the Adoption Agreement, the Employer may make Nonelective Employer Contributions under this Plan. The amount of such Nonelective Employer Contributions shall be equal to the amount specified in the Adoption Agreement.

(c)	Election of Time and Form of Distribution for Employer Contributions.

(1)	If the Employer so elects in the Adoption Agreement, a Participant may elect on his or her Deferral Agreement to defer Employer Contributions by specifying:

(i)	The time of distribution; and

(ii)	The form of distribution.

(2)

The time and form of distribution must be specified no later than the time the Participant obtains a Legally Binding Right to such Employer Contributions. After such time, modification to the time or form of distribution may only be made in accordance with Section 4.4.

(3)	A Deferral Agreement shall be made in accordance with procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

(4)

The Participant may modify or terminate the time and/or form of distribution specified under this Section 4.2(c) by notifying the Plan Administrator prior to the Participant obtaining a Legally Binding Right to the Employer Contributions subject to the modification and/or termination. After such time, modification to the time or form of distribution may only be made in accordance with Section 4.4.

(5)

The modification or termination of the time and/or form of distribution specified under this Section 4.2(c) shall be made in accordance with procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

(d)

Failure to Make Timely Election. If an Eligible Employee fails to set the time and form of distribution prior to the time the Participant obtains a Legally Binding Right to Employer Contributions made on his or her behalf, any election to defer such Employer Contributions after such time shall be subject to the rules set forth under Section 4.4. Such election to defer Employer Contributions after the date the Participant obtains a Legally Binding Right to such Employer Contributions shall be made in accordance with procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

(e)

Crediting of Employer Contributions. Employer Contributions made on behalf of a Participant and deferred under this Section 4.2 shall be credited to the Participant’s Account as soon as practicable. All Employer Contributions deferred under this Section 4.2 shall be held as an asset of the Employer.

(f)	A Deferral Agreement under this Section 4.2 shall be at all times subject to the rules set forth under Section 4.4.

4.3	Performance-Based Compensation.

(a)	If the Employer so elects in the Adoption Agreement, a Participant may make a Performance-Based Compensation Deferral Election, subject to the requirements of Section 4.3(b).

(b)

If the Plan Administrator, in its sole discretion, determines that Compensation constitutes Performance-Based Compensation that is based on services performed over a period of at least twelve (12) months, the Plan Administrator will establish procedures under which an Eligible Employee may elect to defer such Performance-Based Compensation, but such election must be made no later than six (6) months before the end of the performance period. Such procedures established by the Plan Administrator shall be made in accordance with Code section 409A and regulations thereunder.

(c)	A Performance-Based Compensation Deferral Election must specify:

(1)	The time of distribution; and

(2)	The form of distribution.

(d)

Crediting of Performance-Based Compensation. Performance-Based Compensation deferred under this Section 4.3 shall be credited to the Participant’s Account as soon as practicable after such Performance-Based Compensation would have otherwise been paid to the Participant.

(e)

A Performance-Based Compensation Deferral Election made under this Section 4.3 shall apply to Performance-Based Compensation only. The rules set forth under Section 4.1 or Section 4.2 shall not apply and shall not supplant the rules set forth under this Section 4.3.

(f)	A Performance-Based Compensation Deferral Election to defer made under this Section 4.3 shall be at all times subject to the rules set forth under Section 4.4.

4.4	Changes in Time or Form of Distribution.

(a)

A Participant may make a subsequent election to change the time and/or form of a distribution he or she specified in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3, but only if the following conditions are satisfied:

(1)	The election may not take effect until at least twelve (12) months after the date on which the election is made;

(2)

In the case of an election to change the time and/or form of a distribution under Sections 5.2 and 5.3, a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made;

(3)

In the case of an election to change the time and/or form of a distribution under Sections 5.2 and 5.3, the election must be made at least twelve (12) months before the date of the first scheduled distribution; and

(4)

The election may not result in an impermissible acceleration of payment prohibited under Code section 409A and applicable guidance thereunder. If the Plan Administrator, in its sole discretion, determines that a change in the time and/or form of a distribution will result in an impermissible acceleration, the Plan Administrator reserves the right to refuse to honor the change.

(b)

A Participant may change the form of distribution he or she specified in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 to any one of the distribution form(s) elected by the Employer in the Adoption Agreement, so long as the change meets the requirements set forth under Section 4.4(a).

(c)

For purposes of making a subsequent election under Section 4.4(a)(2), any form of distribution elected by the Participant and any amounts payable in the form(s) set forth under Sections 5.1A(a)(3) and 5.1A(a)(4) or Sections 5.1B(a)(3) and 5.1B(a)(4) shall be treated as a single payment.

(d)

The rules set forth in this Section 4.4 may apply separately to each time and/or form of distribution specified in a Participant’s Deferral Agreement under Section 4.1, Employer Contributions under Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3.

(e)	A change in the time and/or form of distribution shall be made in accordance with procedures established by the Plan Administrator and in accordance with Code section 409A and regulations thereunder.

(f)

Change in the time and/or form of distribution elections or conditions on or before December 31, 2008. If the Employer so elects in the Adoption Agreement by December 31, 2008, a Participant may make a subsequent election to change the time and/or form of a distribution he or she specified in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 and such subsequent distribution election shall not be treated as a change in the time or form of distribution or an acceleration of a payment under Section 4.4(a) provided that the following conditions are met:

(1)	Such subsequent election by the Participant is made on or before December 31, 2008.

(2)

With respect to a subsequent election to change a time and/or form of distribution made on or after January 1, 2006 and on or before December 31, 2006, the election may apply only to amounts that would not otherwise be payable in 2006 and may not cause an amount to be paid in 2006 that would not otherwise be payable in 2006.

(3)

With respect to a subsequent election to change a time and/or form of distribution made on or after January 1, 2007 and on or before December 31, 2007, the election may apply only to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

(4)

With respect to a subsequent election to change a time and/or form of distribution made on or after January 1, 2008 and on or before December 31, 2008, the election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

4.5	Right to Terminate Participation or Cancel a Deferral Election During Calendar Year 2005.

(a)	So long as the Employer so adopted by December 31, 2005 as indicated in the Adoption Agreement, a Participant and/or the Plan Administrator may elect to:

(1)	Terminate a Participant’s participation in this Plan at any time during all or part of calendar year 2005; or

(2)	Cancel a Participant’s deferral election made under Section 4.1, Section 4.2, and/or Section 4.3 during all or part of calendar year 2005.

(b)

In order to effectuate any termination of participation under Section 4.5(a)(1) or cancellation of a deferral election under Section 4.5(a)(2), amounts subject to such termination or cancellation must be includible in income in the taxable year in which the Participant obtains a nonforfeitable right to receive such amounts. Any termination of participation or cancellation of a deferral election may result in a lower amount of deferrals under this Plan, without a complete elimination of the deferrals.

(c)

In the event of a termination of participation under Section 4.5(a)(1) or the cancellation of a deferral election under Section 4.5(a)(2), and a distribution of deferred amounts subject to the cancellation or payable upon termination is made, such distribution will not cause this Plan to violate Code section 409A, provided that the full amount of the distribution is included in the Participant’s income in calendar year 2005, or if later, the taxable year in which the Participant obtains a nonforfeitable right to receive such amount.

4.6

Elections to Defer Compensation Earned on or Before December 31, 2005. If this Plan is an amendment, restatement, and continuation of the Prior Plan, as indicated in the Adoption Agreement, a Participant electing to defer Compensation earned on or before December 31, 2005 will not be subject to this Article 4 with respect to such election, provided that the:

(a)	Election to defer is made on or before March 15, 2005;

(b)	Amounts to which the deferral election relate have not been paid or become payable at the time of election; and

(b)	Election to defer such Compensation or Employer Contributions is made in accordance with the terms of this Plan.

ARTICLE 5. – DISTRIBUTION OF ACCOUNT BALANCES

5.1A	Distribution Forms for Evergreen Plans.

(a)

If this Plan is an Evergreen Plan as specified in the Adoption Agreement, then a Participant may, to the extent permitted by the elections of the Employer specified in the Adoption Agreement, elect in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 to have his or her Participant’s Account balance distributed in:

(1)	A lump sum payment;

(2)

Installment payments over the life expectancy of the Participant (as determined under IRS tables for purposes of Section 72 of the Code). In accordance with the Employer’s election(s), a Participant electing installment payments over his or her life expectancy must designate in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 that such payments will be made monthly, quarterly, semi-annually or annually;

(3)

Installment payments over a period of time, not to exceed twenty (20) years. In accordance with the Employer’s election(s), a Participant electing installment payments over a period of years must designate in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 that such payments will be made monthly, quarterly, semi-annually or annually over three (3), five (5), ten (10), fifteen (15), or twenty (20) years, or on some other payment schedule; or

(4)

A partial single, lump sum payment and installment payments. A Participant electing such partial payment must specify in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 the percentage of the payment required to be paid as a single, lump sum and the percentage of the payment required to be paid as installment payments. In accordance with the Employer’s election(s) under the Adoption Agreement, a Participant must designate in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 whether such payments will be made over the life expectancy of the Participant or over a period of years (specifying the number of years) and whether such distributions shall be made monthly, quarterly, semi-annually or annually.

(b)	As specified in the Adoption Agreement, the distribution form(s) elected under this Section 5.1A shall be made upon the occurrence of a distributable event, and in accordance with the Employer’s distribution procedure as specified in the Adoption Agreement.

(c)

Notwithstanding the distribution form(s) elected, if a Participant’s Account balance and/or Age is less than the minimum specified in the Adoption Agreement at the time a distributable event occurs, the full Participant’s Account balance shall be distributed in a lump sum payment in accordance with Section 5.1A(b).

5.1B	Distribution Forms for Calendar Year Plans.

(a)

If this Plan is a Calendar Year Plan as specified in the Adoption Agreement, then a Participant may, to the extent permitted by the elections of the Employer specified in the Adoption Agreement, elect in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 to have his or her Calendar Year balance(s) distributed with respect to such Plan Year in:

(1)	A lump sum payment;

(2)

Installment payments over the life expectancy of the Participant (as determined under IRS tables for purposes of Section 72 of the Code). In accordance with the Employer’s election(s), a Participant electing installment payments over his or her life expectancy must designate in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 that such payments will be made monthly, quarterly, semi-annually or annually;

(3)

Installment payments over a period of time, not to exceed twenty (20) years. In accordance with the Employer’s election(s), a Participant electing installment payments over a period of years must designate in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 that such payments will be made monthly, quarterly, semi-annually or annually over three (3), five (5), ten (10), fifteen (15), or twenty (20) years, or on some other payment schedule; or

(4)

A partial single, lump sum payment and installment payments. A Participant electing such partial payment must specify in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 the percentage of the payment required to be paid as a single, lump sum and the percentage of the payment required to be paid as installment payments. In accordance with the Employer’s election(s) under the Adoption Agreement, a Participant must designate in his or her Deferral Agreement under Section 4.1, Section 4.2, and/or a Performance-Based Compensation Deferral Election under Section 4.3 whether such payments will be made over the life expectancy of the Participant or over a period of years (specifying the number of years) and whether such distributions shall be made monthly, quarterly, semi-annually or annually.

(b)

As specified in the Adoption Agreement, the distribution forms elected under this Section 5.1B shall be made upon the occurrence of a distributable event and in accordance with the Employer’s distribution procedure as specified in the Adoption Agreement.

(c)

Notwithstanding the distribution form(s) elected, if a Participant’s Account balance(s) and/or Age is less than the minimum specified in the Adoption Agreement at the time a distributable event occurs, the full Account balance(s) shall be distributed in a lump sum payment in accordance with Section 5.1B(b).

(d)	Different forms of distribution may be elected for different years.

5.2	Distribution as of a Specified Time.

(a)

A Participant may designate at the time he or she completes his or her Deferral Agreement to receive a Specified Time distribution in the form(s) so elected by the Employer in the Adoption Agreement and as of a Specified Time designated by the Employer in the Adoption Agreement.

(b)	Distributions made under this Section 5.2 shall be made in accordance with Section 5.1A(b) or Section 5.1B(b) as applicable.

(c)	Notwithstanding Section 5.2(b), if the Employer so elects, distributions under this Section 5.2 may not commence until the date or Age specified in the Adoption Agreement.

(d)	Different dates of distribution may be elected for different years.

5.3	Distribution upon Separation from Service.

(a)

Upon a Participant’s Separation from Service, the unpaid portion of his or her Participant’s Account balance, if any, shall be distributed in the form(s) so elected by the Employer in the Adoption Agreement.

(b)	Distributions made under this Section 5.3 shall be made in accordance with Section 5.1A(b) or Section 5.1B(b), as applicable.

(c)

In the case of a Separation from Service of a Key Employee, distributions under this Section 5.3 may not be made before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

5.4

Distribution upon Disability. If a Participant becomes Disabled while employed with the Employer, the unpaid portion of his or her Participant’s Account balance, if any, shall be distributed in a single sum.

5.5	Distribution upon Death. If a Participant dies while employed with the Employer, the unpaid portion of his or her Participant’s Account balance, if any, shall be distributed in a single sum.

5.6	Withdrawals for Unforeseeable Emergency.

(a)

A Participant may withdraw all or any portion of his or her Participant’s Account balance for an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Plan. The Plan Administrator, in its sole discretion, shall determine whether an Unforeseeable Emergency has occurred and shall distribute all or any portion of a Participant’s Account balance as soon as practicable after such a determination.

(b)	If a Participant receives a distribution on account of an Unforeseeable Emergency under this Plan, such Participant’s Deferral Agreement shall terminate:

(1)	As soon as practicable following a withdrawal for an Unforeseeable Emergency; or

(2)

If a Participant’s Deferral Agreement is required to be terminated in order for the Participant to receive a hardship distribution under the 401(k) Plan, or other plan of the Employer, as soon as practicable following a withdrawal for an Unforeseeable Emergency.

5.7

Distribution upon a Change in Control Event. Upon a Change in Control Event, the unpaid portion of a Participant’s Account balance, if any, shall be distributed at the time so elected by the Employer in the Adoption Agreement.

(a)	A “Change in Control Event” means an event described under Code section 409A(a)(2)(A)(v) and regulations thereunder.

(b)

Generally, to constitute a Change in Control Event as to a Participant, the Change in Control Event must relate to (1) the corporation for whom the Participant is performing services at the time of the Change in Control Event, (2) the corporation that is liable for the payment of Plan benefits to the Participant (or all corporations liable for the payment if more than one corporation is liable), or (3) a corporation that is a majority shareholder of a corporation identified in (1) or (2), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (1) or (2). The ultimate parent corporation in such a chain shall be referred to as the “Parent.”

(c)	Generally, the types of Change in Control Events are:

(1)	Change in ownership, if a person, or a group of persons acting together, acquires more than 50% of the stock of the corporation;

(2)

Change in effective control if, over a 12-month period, a person or group acquires stock representing 30% of the voting power of the corporation or a majority of the members of the board of directors of the parent corporation is replaced by directors not endorsed by the persons who were members of the board before the new directors’ appointment;

(3)	Change in ownership of a substantial portion of corporate assets if a person or group acquires 40% or more of the gross fair market value of the assets of a corporation over a 12-month period; or

(4)

A narrower definition in a separate written agreement increasing the percentages listed in this section above. The entering into of any such separate written agreement must satisfy the requirements of Code section 409A and the regulations thereunder.

5.8

Intervening Distributable Events. If a Participant has incurred a Separation from Service (whether or not such Participant is currently receiving a distribution in the form(s) set forth under Sections 5.1A(a)(2), 5.1A(a)(3), and 5.1A(a)(4) or Sections 5.1B(a)(2), 5.1B(a)(3), and 5.1B(a)(4) on account of a distributable event under Sections 5.2 or 5.3), then in lieu of the foregoing distribution form(s), the remainder of the Participant’s Account balance may be distributed in a lump sum in accordance with Section 5.1A(b) or Section 5.1B(b) upon the occurrence of an intervening distributable event under Sections 5.4 through 5.7. The Employer shall specify in the Adoption Agreement whether such lump sum payment is to be made under any or all of the distributable events set forth under Sections 5.4 through 5.7.

5.9

Impermissible Acceleration. If the Plan Administrator, in its sole discretion, determines that a distribution under this Article will result in an impermissible acceleration prohibited under Code section 409A and applicable guidance thereunder, the Plan Administrator reserves the right to refuse to make any such distribution unless and until the Plan Administrator determines that the distribution will be made in accordance with Code section 409A.

5.10

Delay in Payment. If the Plan Administrator cannot make a distribution by the dates specified under Section 5.1A(b) or Section 5.1B(b) for reasons beyond the Employer’s control, or if a distribution would jeopardize the Employer’s solvency or if the Plan Administrator, in its sole discretion, determines that (1) the deduction associated with a distribution under this Plan would be limited by Code section 162(m), or (2) a distribution would violate federal securities laws, the Plan Administrator may delay such distributions.

5.11

Default time and form of distribution. If the Participant does not select a time and form of distribution in accordance with this Article 5, the time and form of distribution shall be a lump sum distribution paid as soon as administratively feasible following Separation from Service in accordance with the Plan’s distribution procedures.

5.12	Accelerated Payment Exceptions. Unless otherwise elected in the Adoption Agreement, the plan will provide for an accelerated payment under the following circumstances:

(a)

Domestic Relations Order—Accelerated distributions for an alternate payee to comply with a Qualified Domestic Relations Order. For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(1)	issued pursuant to a State’s domestic relations law;

(2)	relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(3)	creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(4)	requires payment to such person of their interest in the Participant’s benefits in an immediate lump payment; and

(5)	meets such other requirements established by the Company.

The Company shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Company may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as it deems relevant.

(b)

Conflicts of interest– To the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government, or, to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law.;

(c)

Limited cashouts (de minimis distributions)—Discretion to cash out a Participant’s interest at any time, or automatic cashouts under specified circumstances, such as Separation from Service, if the annual amount does not exceed the section 402(g) limit and all plans in the same category are cashed out at the same time. Installment distributions will also be cashed out if the amount is less than a plan-established threshold as set forth in the Adoption Agreement, which may be any pre-determined amount;

(d)

Taxes—Accelerated distributions may be paid to cover any employment tax, where applicable, on amounts deferred under the Plan, to pay federal income tax withholding amounts (or the corresponding state, local or foreign tax withholding amounts as a result of the payment of any employment taxes), and any additional income withholding attributable to the pyramiding of wages and taxes. The total payment under this acceleration provision must not exceed the aggregate employment taxes and withholding related to such employment taxes;

(e)	Plan termination and liquidation—Distributions due to a termination and liquidation of the plan in accordance with Treasury Reg. §1.409-3(j)(4)(ix);

(f)	Cancellation of a deferral election due to a Participant meeting the requirements of Disability, Unforeseeable Emergency under the Plan;

(g)	Payment upon income inclusion under Code section 409A—Accelerated payments income inclusion that is due to a violation of Code section 409A; and

(h)

Certain offsets—Accelerated payment to a participant to cover a debt owed to the company if the participant incurred the debt in the ordinary course of business, the offset does not exceed $5,000 per calendar year, and payment occurs on the due date of the debt.

5.13	Distributions under this Plan shall only be made in cash unless otherwise provided in the Adoption Agreement.

ARTICLE 6. – PLAN INVESTMENTS

6.1

Unless otherwise stated in the Adoption Agreement, all contributions will be invested under Transamerica’s Mutual Funds (the “Mutual Funds”), or other investments that may be selected by the Plan Administrator from time to time under which Participant’s Accounts will be established for each Participant. The Employer invests Plan assets in its discretion, taking into account (to the extent it deems advisable) instructions received from Participants. A Participant’s investment choices are limited to the types of investments as so elected by the Employer.

Unless otherwise so elected, the Employer hereby designates that Participants will be permitted to request the investment of the deferred amounts from a menu of investment alternatives made available by the Employer under the Plan and under a policy established by the Employer. The Employer and the provider of investments under the Plan may impose such restrictions on the investment of deferred compensation, as they may deem appropriate in their sole discretion. The Mutual Funds are not a party to this Plan.

6.2

All amounts under this Plan, including all investments purchased with such amounts and all income attributable thereto, shall remain (until made available to the Participant or Beneficiary) solely the property of the Employer (without being restricted to the provision of benefits under the Plan) subject to the claims of the Employer’s general creditors. A Participant has no greater right to Trust assets than the general creditors of the Employer in the event that the Employer shall become insolvent. Any vested accrued benefits under the Plan represent an unfunded, unsecured promise by the Employer to pay these benefits to the Participants when due. Trust assets can be used to pay only vested accrued benefits under the Plan or the claims of the Employer’s general creditors.

ARTICLE 7. – BENEFICIARY

7.1

A Participant shall designate on his or her Deferral Agreement or other form provided by the Employer, the Beneficiary or Beneficiaries who are to receive distributions in the event of the Participant’s death. If the Participant has not properly designated a Beneficiary, or if for any reason such designation shall not be legally effective, or if said designated Beneficiary or Beneficiaries shall predecease the Participant, then the Participant’s estate shall be treated as the Beneficiary. A Participant may change his or her Beneficiary designation at any time by amending his or her Deferral Agreement or other form provided by the Employer.

ARTICLE 8. – VESTING AND FORFEITURES

8.1

Vesting. The value of a Participant’s Account with respect to his or her Salary Reduction Contributions, Matching Contributions, and Nonelective Employer Contributions shall vest in accordance with the vesting schedules elected by the Employer under the Adoption Agreement.

8.2

When employment or service with the Employer is terminating and payment is not deferred, the amount of the payment shall be based on the value of the Participant’s Account plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

8.3

Forfeitures. If applicable, any remainder of a terminating Participant’s Account, which is not vested, shall be forfeited on the date of his or her Separation from Service. Any such forfeiture shall be applied to offset future Employer Contributions under the Plan, or, if none, revert to the Employer.

ARTICLE 9. – ADMINISTRATION

9.1

Plan Administrator. The Plan Administrator shall be the Employer adopting this Plan, as listed in Section 1 of the Adoption Agreement, or, if applicable, the person(s) or entity appointed by the Employer to administer the Plan, as listed in Section 2 of the Adoption Agreement. The Plan Administrator shall serve at the pleasure of the Employer and the Employer shall have the right to appoint, in its sole and absolute discretion, any successor Plan Administrator.

9.2	Claims for Benefits.

(a)

Filing a Claim. A Participant or his or her authorized representative may file a claim for benefits under the Plan. Any claim must be in writing and submitted to the Plan Administrator. Claimants will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to a Claimant.

(b)

Denial of Claim. In the case of the denial of a claim respecting benefits paid or payable with respect to a Participant, a written notice will be furnished to the Claimant within ninety (90) days of the date on which the claim is received by the Plan Administrator. If special circumstances (such as for a hearing) require a longer period, the Claimant will be notified in writing, prior to the expiration of the ninety (90) day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond ninety (90) days after the expiration of the initial ninety (90) day period.

(c)	Reasons for Denial. A denial or partial denial of a claim will be dated and signed by the Plan Administrator and will clearly set forth:

(1)	The specific reason or reasons for the denial;

(2)	Specific reference to pertinent Plan provisions on which the denial is based;

(3)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)

An explanation of the procedure for review of the denied or partially denied claim set forth below, including the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(d)

Review of Denial. Upon denial of a claim, in whole or in part, a Claimant or his or her duly authorized representative will have the right to submit a written request to the Plan Administrator for a full and fair review of the denied claim by filing a written notice of appeal with the Plan Administrator within sixty (60) days of the receipt by the Claimant of written notice of the denial of the claim. A Claimant or the Claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits and may submit issues and comments in writing. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the Claimant fails to file a request for review within sixty (60) days of the denial notification, the claim will be deemed abandoned and the Claimant precluded from reasserting it. If the Claimant does file a request for review, his or her request must include a description of the issues and evidence he or she deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)	Decision upon Review. The Plan Administrator will provide a prompt written decision on review. If the claim is denied on review, the decision shall set forth:

(1)	The specific reason or reasons for the adverse determination;

(2)	Specific reference to pertinent Plan provisions on which the adverse determination is based;

(3)

A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(4)

A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, as well as a statement of the Claimant’s right to bring an action under ERISA section 502(a).

A decision will be rendered no more than sixty (60) days after the Plan Administrator’s receipt of the request for review, except that such period may be extended for an additional sixty (60) days if the Plan Administrator determines that special circumstances (such as for a hearing) require such extension. If an extension of time is required, written notice of the extension will be furnished to the Claimant before the end of the initial sixty (60) day period.

(f)

Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the Claimant has exhausted his or her remedies under this Section. In any such legal action, the Claimant may only present evidence and theories which the Claimant presented during the claims procedure. Any claims which the Claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a Claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the Claimant presented during the claims procedure. Any suit or legal action initiated by a Claimant under the Plan must be brought by the Claimant no later than one year following a final decision on the claim for benefits by the Plan Administrator. The one-year limitation on suits for benefits will apply in any forum where a Claimant initiates such suit or legal action. Any claim under this Plan relating to an alleged failure to make a contribution to this Plan, and any suit or legal action for benefits under this Plan must be made within two years of the date on which the claimed contribution is alleged should have been made or, if later, the date on which the Claimant is or should have been aware that such contributions have not been made.

(g)	Disability Claims. Claims for disability benefits shall be determined under the DOL Regulation section 2560.503-1 which is hereby incorporated by reference.

9.3

Indemnification. To the extent not covered by insurance, the Employer shall indemnify the Plan Administrator, each employee, officer, director, and agent of the Employer, and all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Employer shall not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

9.4

Power and Authority. The Plan Administrator shall have full power and authority to adopt rules and regulations (including without limitation a reasonable claims procedure) for the administration of the Plan, and to interpret, alter, amend, or revoke any rules and regulations so adopted. The Plan Administrator shall have full power and authority to interpret the terms and provisions of this Plan and any instrument filed hereunder.

9.5	Finality of Decisions. The Plan Administrator’s decisions or interpretations made under the Plan shall be binding and final on all interested parties.

9.6

Presumption of Fairness. Every action taken by the Plan Administrator shall be presumed to be a fair and reasonable exercise of the authority vested in, or the duties imposed upon, the Plan Administrator. The Plan Administrator shall be deemed to have acted impartially as to all persons interested, unless the contrary be proven by affirmative evidence. The Plan Administrator shall not be liable for amounts of Deferred Compensation by a Participant or for other amounts payable under this Plan.

9.7

Other Parties. Any person or entity which issues policies, contracts, or investment media to the Employer or in respect of a Participant is not a party to this Plan and such person or entity shall have no responsibility, accountability or liability to the Employer, the Plan Administrator, any Participant, or any Beneficiary with regard to the operation or adequacy of this Plan, including any future amendments made thereto.

9.8	Information Requests. Any party entitled to payment under this Plan shall comply with all written requests of the Plan Administrator or its designee to furnish the Employer with any information known or available to such party and necessary to the administration of the Plan.

9.9

Expenses. If not paid by the Employer, all reasonable expenses incurred in the administration of the Plan, including without limitation those of any Trustee and the Plan Administrator, shall be paid from Participants’ Accounts to which such expenses are allocable.

9.10

No Fiduciary Relationship. Neither the Plan, nor any action taken by the Plan Administrator or the Employer, shall create or be deemed to create a trust or fiduciary relationship of any kind between the Employer and the Participant, his or her Beneficiary, or any other person.

ARTICLE 10. – MISCELLANEOUS

10.1

Amendment of Plan. The Employer or its delegate reserves the right to amend any provisions of the Plan at any time to the extent that it may deem advisable without the consent of Participants or any Beneficiaries provided that no such amendment shall reduce the amount of Compensation deferred before such amendment without the consent of affected Participants or Beneficiaries.

If this Plan is an amendment, restatement, and continuation of a Prior Plan, as indicated in Section 4 of the Adoption Agreement, and if the Plan Administrator, in its sole discretion, determines that an amendment to this Plan will result in a material modification of the Prior Plan, as defined under Code section 409A and Internal Revenue Service guidance issued thereunder, the amendment shall not become effective unless and until the Plan Administrator determines that the amendment will not result in such a material modification.

10.2	Termination of Plan.

(a)	The Employer may terminate the Plan at any time, provided the following requirements are satisfied:

(1)

If this is an account balance elective plan, there are no other account balance elective plans maintained by the Employer with respect to any Participants in this Plan or all account balance elective plans maintained by the Employer have been terminated with respect to all Participants in this Plan;

(2)

If this is an account balance non-elective plan, there are no other account balance non-elective plans maintained by the Employer with respect to any Participants in this Plan or all account balance non-elective plans maintained by the Employer have been terminated with respect to all Participants in this Plan;

(3)	No payments to Participants other than payments that would have been paid absent the termination are made within twelve (12) months of the Plan termination;

(4)	All payments are made within twenty-four (24) months of the Plan termination; and

(5)	The Employer does not adopt a plan of the same type as the Plan for a period of three (3) years following the date of Plan termination.

(b)	Section 10.2(a) shall not apply if the Plan is terminated:

(1)

Within twelve (12) months of a corporate dissolution taxed under Code section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that amounts deferred under the Plan are included in the Participants’ income in the latest of:

(i)	The calendar year in which the Plan termination occurs;

(ii)	The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)	The first calendar year in which the payment is administratively practicable.

(2)

Within thirty (30) days preceding or twelve (12) months following a Change in Control Event as defined under Section 5.7, provided that all substantially similar arrangements sponsored by the Employer are terminated, so that the Participant in the arrangement and all Participants under substantially similar arrangements are required to receive all amounts of Compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(c)

Upon Plan termination in accordance with Section 10.2(a) and Section 10.2(b), a Participant’s Account balance shall be payable in a lump sum cash payment to Participants. Any Participant who is already in pay status and has been receiving payments in a form or forms under Section 5.1A(a)(2), 5.1A(a)(3), and 5.1A(a)(4) or Section 5.1B(a)(2), Section 5.1B(a)(3), and 5.1B(a)(4) shall receive the balance(s) of his or her Participant’s Account balance(s) in a lump sum cash payment.

(d)

Notwithstanding the foregoing, if the Plan Administrator, in its sole discretion, determines that any accelerated payments made on account of Plan termination are prohibited under Code section 409A and applicable guidance thereunder, the Plan Administrator reserves the right to refuse to make any such payments unless and until the Plan Administrator determines that the payments may be made in accordance with Code section 409A.

10.3	The Employer may, from time to time, hire outside consultants, accountants, actuaries, legal counsel, or recordkeepers to perform such tasks as the Employer may from time to time determine.

10.4

No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. The provisions of this Plan shall be binding upon and inure to the benefit of the Employer and Participants and their respective successors, heirs, personal representatives, executors, administrators, and legatees.

10.5

Employment. Participation in this Plan shall not be deemed to be a contract of employment between the Employer and any Eligible Employee. Nor shall anything contained herein be deemed to give any Eligible Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Eligible Employee at any time, nor shall it be deemed to give the Employer the right to require any employee to remain in its employ, nor shall it interfere with such Eligible Employee’s right to terminate his or her employment at any time (as may be provided in any contract or agreement affecting such employment).

10.6

This Plan and the Deferral Agreement, and any subsequently adopted amendment thereof, shall constitute the total agreement or contract between the Employer and the Participant regarding the Plan. No oral statement or other written document regarding the Plan may be relied upon by the Participant.

10.7	This Plan shall be construed under the laws of the State specified in the Adoption Agreement.